UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2007

Novacea, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 800

South San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 228-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2007, the Compensation Committee of the Board of Directors (the “Committee”) of Novacea, Inc. (the “Company”) approved the grant of awards under the Company’s 2006 Incentive Award Plan of restricted stock units (“RSUs”), each of which represents the right to receive one share of common stock of the Company at the time the RSU vests, to the following named executive officers of the Company:

John P. Walker, the Interim Chief Executive Officer of the Company and Executive Chairman of the Board of Directors of the Company, was granted an award covering 30,000 RSUs, vesting in three equal annual installments measured from the grant date.

John Curd, M.D., President and Chief Medical Officer of the Company, and Amar Singh, Chief Commercialization Officer of the Company, were each granted an award covering 60,000 RSUs, which will vest in three equal annual installments measured from the grant date, with 20,000 of the total number of RSUs subject to the award vesting on an accelerated basis upon achievement of specified milestones.

Edward C. Albini, Vice President and Chief Financial Officer of the Company, was granted an award covering 40,000 RSUs, which will vest in three equal annual installments measured from the grant date, with 10,000 of the total number of RSUs subject to the award vesting on an accelerated basis upon achievement of specified milestones.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVACEA, INC.

Date: May 14, 2007	By:	/s/ Edward C. Albini
Edward C. Albini
Chief Financial Officer